Exhibit 10.1
















                    PURCHASE AND SALE AGREEMENT

                           by and among

           SHOLODGE, INC. AND CERTAIN OF ITS AFFILIATES
                            as Sellers,

                                and

                   HOSPITALITY PROPERTIES TRUST,
                           as Purchaser

                    ___________________________

                         October 24, 1997

                         TABLE OF CONTENTS


          SECTION 1.  DEFINITIONS...............................1

          1.1   Adjacent Land...................................1
          1.2   Agreement.......................................1
          1.3   Agreement to Lease..............................2
          1.4   Allocable Purchase Price........................2
          1.5   Assets..........................................2
          1.6   Business Day....................................2
          1.7   Closing.........................................2
          1.8   Closing Date....................................2
          1.9   Contracts.......................................2
          1.10  Defective Property..............................2
          1.11  Documents.......................................2
          1.12  Far West........................................2
          1.13  Fee Properties..................................2
          1.14  FF&E............................................2
          1.15  Ground Lease ...................................3
          1.16  Ground Lease Property...........................3
          1.17  Hotel...........................................3
          1.18  Improvements....................................3
          1.19  Intangible Property.............................3
          1.20  Lease...........................................3
          1.21  Midwest.........................................3
          1.22  Mobat...........................................3
          1.23  Permitted Encumbrances..........................3
          1.24  Properties......................................4
          1.25  Purchase Price..................................4
          1.26  Purchaser.......................................4
          1.27  Real Property...................................4
          1.28  Retained Funds..................................4
          1.29  Review Period...................................4
          1.30  Sellers.........................................4
          1.31  ShoLodge........................................4
          1.32  ShoLodge Parties................................4
          1.33  Shoney's .......................................4
          1.34  Sunshine .......................................4
          1.35  Surveys.........................................4
          1.36  Tenant..........................................4
          1.37  Tenant Leases...................................5
          1.38  Texas...........................................5
          1.39  Title Commitments...............................5
          1.40  Title Company...................................5

          SECTION 2.  PURCHASE AND SALE; DILIGENCE..............5

          2.1  Purchase and Sale................................5
          2.2  Diligence Inspections............................5
          2.3  Defective Properties.............................6
          2.4  Title Matters.  .................................7
          2.5  Survey Matters...................................8

          SECTION 3.  PURCHASE AND SALE.........................9

          3.1  Closing..........................................9
          3.2  Purchase Price...................................9

          SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE9

          4.1  Closing Documents................................9
          4.2  Condition of Properties.........................10
          4.3  Title Policies..................................11
          4.4  Opinions of Counsel.............................11
          4.5  Market Studies..................................11
          4.6  FF&E Reserve Funding............................11
          4.7  Certain Documents and Exhibits..................11

          SECTION 5.  CONDITIONS TO SHOLODGE PARTIES' OBLIGATION
                 TO CLOSE......................................12

          5.1  Purchase Price..................................12
          5.2  Closing Documents...............................12
          5.3  Opinion of Counsel..............................12
          5.4  Certain Documents and Exhibits..................12

          SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SHOLODGE
                 PARTIES.......................................13

          6.1  Status and Authority of the ShoLodge Parties....13
          6.2  Action of the ShoLodge Parties..................13
          6.3  No Violations of Agreements.....................13
          6.4  Litigation......................................13
          6.5  Existing Leases, Agreements, Etc................14
          6.6  Disclosure......................................14
          6.7  Utilities, Etc..................................14
          6.8  Compliance With Law.............................14
          6.9  Taxes...........................................14
          6.10 Not A Foreign Person............................15

          6.11 Hazardous Substances............................15
          6.12 Insurance.......................................15
          6.13 Ground Lease....................................15
          6.14 Ownership of Sellers............................15
          6.15 Adjacent Land...................................15

          SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER17

          7.1  Status and Authority of the Purchaser...........17
          7.2  Action of the Purchaser.........................17
          7.3  No Violations of Agreements.....................17
          7.4  Litigation......................................17

          SECTION 8.  COVENANTS OF THE SHOLODGE PARTIES........18

          8.1  Compliance with Laws, Etc.......................18
          8.2  Approval of Agreements..........................18
          8.3  Estoppel Certificates...........................18
          8.4  Notice of Material Changes or Untrue
                 Representations...............................18
          8.5  Operation of Properties.........................18
          8.6  Financial Information...........................18

          SECTION 9.  APPORTIONMENTS...........................19

          9.1  Real Property Apportionments....................19
          9.2  Closing Costs...................................19

          SECTION 10.  DEFAULT.................................19

          10.1  Default by the ShoLodge Parties................19
          10.2  Default by the Purchaser.......................20

          SECTION 11.  MISCELLANEOUS...........................20

          11.1  Agreement to Indemnify.........................20
          11.2  Brokerage Commissions..........................21
          11.3  Publicity......................................21
          11.4  Notices........................................22
          11.5  Waivers, Etc...................................23
          11.6  Assignment; Successors and Assigns.............23
          11.7  Severability...................................23
          11.8  Counterparts, Etc..............................24
          11.9  Governing Law..................................24
          11.10 Performance on Business Days...................24

          11.11 Attorneys' Fees................................25
          11.12 Section and Other Headings.....................25
          11.13 Nonliability of Trustees.......................25


Schedule A        -   The Properties; Allocable Purchase Prices
Schedule B-1-14   -   Legal Descriptions
Schedule C        -   Form of Surveyor's Certificate
Schedule D        -   Materials Regarding Tempe and Albuquerque Lots

                    PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT is made as of the ____ day of October, 1997, by and among (i) SHOLODGE, INC.,("SHOLODGE"), (ii) SUNSHINE INNS, INC. ("SUNSHINE"), (iii) SOUTHEAST TEXAS INNS, INC. ("TEXAS"), (iv) MIDWEST INNS, INC. ("MIDWEST"), (v) FAR WEST INNS, INC. ("FAR WEST"), (vi) SHONEY'S INN, INC. ("SHONEY'S"), (vii) MOBAT, INC. ("MOBAT"), each a
Tennessee corporation, and (viii) THE HOTEL GROUP, INC., a Kansas corporation (together with Sunshine, Texas, Midwest, Far West, Shoney's and Mobat, jointly and severally, the "SELLERS") and HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust ("PURCHASER").

                            WITNESSETH:

     WHEREAS, the Sellers are the owners of all the Fee Properties and the holders of the tenant's interest under the Ground Lease (all capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in SECTION 1); and

     WHEREAS, the Purchaser desires to purchase the Properties, as more fully set forth below; and

     WHEREAS, the Sellers are willing to sell all of the Fee Properties to the Purchaser and assign the tenant's interest under the Ground Lease to the Purchaser, subject to and upon the terms and conditions hereinafter set forth; and

     WHEREAS, ShoLodge owns, directly or indirectly, all of the outstanding capital stock of the Sellers and the transactions contemplated by this Agreement are of direct and material benefit to ShoLodge;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the ShoLodge Parties and the Purchaser hereby agree as follows:

     SECTION 1.  DEFINITIONS

     Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

     1.1 "ADJACENT LAND" shall mean vacant land owned by the ShoLodge Parties and their affiliates adjacent to the Properties located in San
Antonio,  Texas,  Atlanta,   Georgia,  Dallas,  Texas,  Austin,  Texas  and
Hendersonville, Tennessee.

     1.2 "AGREEMENT" shall mean this Purchase and Sale Agreement, together with SCHEDULES A THROUGH D attached hereto, as it and they may be amended from time to time as herein provided.

     1.3 "AGREEMENT TO LEASE" shall mean that certain Agreement to Lease, dated as of the date hereof, by and between the Purchaser and ShoLodge, as it may be amended, restated, supplemented or otherwise modified from time to time.

     1.4 "ALLOCABLE PURCHASE PRICE" shall mean, with respect to any Property, the applicable amount set forth on SCHEDULE A to this Agreement.

     1.5 "ASSETS" shall mean, with respect to any Hotel, collectively, all of the Real Property, the FF&E, the Contracts, the Documents, the Improvements, the Intangible Property and the Tenant Leases owned by any of the Sellers in connection with or relating to such Hotel.

     1.6 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of New York are authorized by law or executive action to close.

     1.7 "CLOSING" shall have the meaning given such term in SECTION 3.1.

     1.8 "CLOSING DATE" shall have  the meaning given such term in SECTION
3.1.

     1.9 "CONTRACTS" shall mean, with respect to any Property, all hotel licensing agreements and other service contracts, equipment leases, booking agreements and other arrangements or agreements to which any of the Sellers is a party affecting the ownership, repair, maintenance, management, leasing or operation of such Property, to the extent the Sellers' interest therein is assignable or transferable.

     1.10 "DEFECTIVE PROPERTY" shall have the meaning  given  such  term in
SECTION 2.3(A).

     1.11 "DOCUMENTS" shall mean, with respect to any Property, all books, records and files relating to the leasing, maintenance, management or operation of such Property.

     1.12 "FAR WEST" shall have the meaning given such term in the first paragraph of this Agreement.

     1.13 "FEE PROPERTIES" shall mean all of the Properties identified on SCHEDULE A other than the Properties located in Dallas, Galleria, Texas.

     1.14 "FF&E" shall mean, with respect to any Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever (other than motor vehicles) owned by any of the Sellers and located in or at, or used in connection with the ownership, operation or maintenance of such Property.

     1.15 "GROUND LEASE" shall mean the Ground Lease, dated January 24, 1996, by and between Christian Chapel CME Church, as landlord, and Texas, as tenant, as amended from time to time.

     1.16 "GROUND LEASE PROPERTY" shall mean the Property identified on SCHEDULE A as located in Dallas, Galleria, Texas.

     1.17 "HOTEL"  shall  mean   each   hotel  located  at  the  properties
identified on SCHEDULE A, the legal descriptions of which are set forth on SCHEDULES B-1 THROUGH B-14.

     1.18 "IMPROVEMENTS" shall mean, with respect to any Property, all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property.

     1.19 "INTANGIBLE PROPERTY" shall mean, with respect to any Property, all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, the Contracts, telephone exchange numbers identified with such Property held by any of the Sellers and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to such Property held by any of the Sellers, except for liquor licenses or to the extent held by or transferred to the Tenant under the Lease.

     1.20 "LEASE" shall mean the lease to be entered into between the Purchaser or its subsidiary, as landlord, and the Tenant, as tenant, with respect to the Properties pursuant to the Agreement to Lease.

     1.21 "MIDWEST" shall have the meaning given such term in the first paragraph of this Agreement.

     1.22 "MOBAT" shall have the meaning given such term in the first paragraph of this Agreement.

     1.23 "PERMITTED ENCUMBRANCES" shall mean, with respect to any Property, (a) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent; (b) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect use of such Property as an all suites hotel as currently operated and constructed; (c) such other nonmonetary encumbrances as do not, in the Purchaser's reasonable opinion, impair marketability and do not materially interfere with the use of such Property as a fully functioning all suites hotel as currently operated and constructed; (d) the Ground Lease; (e) UCC Financing Statements which would be permitted pursuant to the terms of Section 21.9 of the Lease; and (f) such other nonmonetary encumbrances with respect to such Property which are not objected to by the Purchaser in accordance with SECTIONS 2.4 AND 2.5.

    1.24 "PROPERTIES" shall mean, collectively, all of the Assets relating to the properties identified on SCHEDULE A, the legal descriptions of which are set forth in SCHEDULES B-1-B-14.

    1.25 "PURCHASE  PRICE" shall have  the  meaning  given  such  term  in
SECTION 3.2.

    1.26 "PURCHASER" shall have the meaning given such term in the first paragraph of this Agreement.

    1.27 "REAL PROPERTY" shall mean, with respect to any Property which is a Fee Property, the real property described in the applicable SCHEDULE B-1 THROUGH B-14, and, with respect to any Property which is a Ground Lease Property, the leasehold estate created by the applicable Ground Lease, together with all easements, rights of way, privileges, licenses and appurtenances which the Sellers may own with respect thereto.

     1.28 "RETAINED FUNDS" shall mean an amount equal to ten percent (10%) of the Purchase Price of the Properties.

     1.29 "REVIEW PERIOD" shall mean the period commencing on the date of this Agreement and expiring on the first to occur of the date thirty (30) days after the date of this Agreement and the Closing Date.

     1.30 "SELLERS" shall have the meaning given such term in the first paragraph of this Agreement.

     1.31 "SHOLODGE" shall have the meaning given such term in the first paragraph of this Agreement.

     1.32 "SHOLODGE PARTIES" shall mean, collectively, ShoLodge and the Sellers, jointly and severally.

     1.33 "SHONEY'S" shall have the meaning given such term in the first paragraph of this Agreement.

     1.34 "SUNSHINE" shall have the meaning given such term in the first paragraph of this Agreement.

     1.35 "SURVEYS" shall have the meaning given such term in SECTION 2.5.

     1.36 "TENANT" shall have the meaning given such term in the Agreement to Lease.

     1.37 "TENANT LEASES" shall mean, with respect to any Property, all leases, rental agreements or other agreements (other than agreements for letting of rooms or other facilities to hotel guests) (including all amendments or modifications thereto) which entitle any person to have rights with respect to the use or occupancy of any portion of such Property.

     1.38 "TEXAS" shall have the meaning given such term in the first paragraph of this Agreement.

     1.39 "TITLE COMMITMENTS" shall  have  the  meaning  given such term in
SECTION 2.4.

     1.40 "TITLE COMPANY" shall mean American Title Company of Dallas, Texas, or such other title insurance company as shall have been selected by the Purchaser and approved by the Sellers, which approval shall not be unreasonably withheld, delayed or conditioned.


     SECTION 2.  PURCHASE AND SALE; DILIGENCE.

     2.1 PURCHASE AND SALE. In consideration of the mutual covenants herein contained, the Purchaser hereby agrees to purchase from the Sellers and ShoLodge hereby agrees to cause the Sellers to sell and the Sellers hereby agree to sell to the Purchaser, all of the Sellers' right, title and interest in and to the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

     2.2 DILIGENCE  INSPECTIONS.   For  the Review Period and, thereafter,
until Closing, the Sellers shall permit the Purchaser and its representatives to inspect the Properties and the Improvements (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems therein), to perform due diligence, soil analysis and environmental investigations, to examine the books of account and records of the Sellers with respect to the Properties, including, without limitation, all leases and agreements affecting the Properties, and make copies thereof, at such reasonable times as the Purchaser or its representatives may request by notice to the Sellers (which notice may be oral). To the extent that, in connection with such investigations, the Purchaser, its agents, representatives or contractors, damages or disturbs any of the Real Property, the Improvements or FF&E located thereon, the Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Neither the Purchaser nor any of its agents, representatives or contractors shall have any right whatsoever to alter the condition of any Property, or portion thereof, without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, delayed or conditioned. In no event shall any such inspection include any drilling into or under the surface of any Property, soil sampling, water sampling or similar activities commonly known as a "Phase II environmental study" without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that the transactions contemplated by this Agreement are not closed and consummated for any reason, the Purchaser shall, upon the Sellers' request, deliver to the Sellers all tests, reports and inspections of the Properties made and conducted by the Purchaser or for its benefit or any other documents or information the Purchaser has received pursuant to this Agreement. The Purchaser shall indemnify, defend and hold harmless the Sellers from and against any and all expense, loss or damage which the Sellers may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with such examinations and inspections, other than to the extent that any expense, loss or damage arises from any negligence or misconduct of the Sellers. The provisions of this SECTION 2.2 shall survive the termination of this Agreement and the Closing.

     2.3 DEFECTIVE PROPERTIES.  (a)   In  the event that (i) the Purchaser
reasonably determines that a Property has structural, environmental or other structural defects or conditions such that (x) expenditures equal to or greater than three percent (3%) of the Allocable Purchase Price of such Property are required in order to bring such Property into a reasonably satisfactory condition in accordance with prevailing standards, as the case may be, for like hotels, (y) the calculation with respect to such Property of net operating income varies by three percent (3%) or more of that set forth in the financial data provided by the ShoLodge Parties to the Purchaser prior to the date hereof, or (z), in the case of the Ground Lease Property, if the Purchaser shall determine that it is dissatisfied with any material provision of the Ground Lease (any such Property being hereinafter referred to as a "DEFECTIVE PROPERTY"), and (ii) the Purchaser gives written notice thereof to the ShoLodge Parties no later than the expiration of the Review Period (time being of the essence with respect to the giving of such notice), identifying the Defective Property or Defective Properties and the specific defects with respect thereto, the ShoLodge Parties shall, subject to paragraph (c) below, be required to permit the Purchaser to acquire all of the Properties other than such Defective Property or Defective Properties.

     (b) If, prior to the Closing, (i) any Property suffers a casualty or condemnation which would cause such Property or Properties to become a Defective Property, (ii) such Property is not, prior to the Closing, restored to a condition substantially the same as the condition thereof immediately prior to such casualty or condemnation, and (iii) the Purchaser provides written notice of same to the ShoLodge Parties no later than the Closing Date, time being of the essence, the ShoLodge Parties shall be required to permit the Purchaser to acquire all of the Properties other than such Defective Property or Properties. Promptly upon learning of the same, the ShoLodge Parties covenant and agree to provide the Purchaser with prompt written notice of any casualty or condemnation affecting any Property.

     (c) If the Purchaser timely identifies any Defective Property and the Purchaser and the ShoLodge Parties shall, acting reasonably and in good faith be unable or unwilling to agree that (x) the ShoLodge Parties shall, at their sole cost, remedy the applicable defect prior to the Closing (in which event the ShoLodge Parties shall have the right to adjourn the Closing Date for up to ninety (90) days for such purpose), (y) the
Purchaser shall, notwithstanding such defect, acquire the Defective Property subject to a reduction in the Allocable Purchase Price of the Defective Property sufficient to compensate the Purchaser for such defect or (z) on the substitution of another property owned by the ShoLodge Parties for such Defective Property, this Agreement shall, at the
Purchaser's option, terminate with respect to such Defective Property and the Purchase Price shall be reduced by the Allocable Purchase Price of such Defective Property.

     2.4 TITLE MATTERS. Prior to execution of this Agreement, the Purchaser has ordered from the Title Company and directed the Title Company promptly to deliver to the Purchaser a preliminary title commitment, for an

ALTA extended owner's policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "TITLE COMMITMENTS").

     Within ten (10) Business Days after receipt of the Title Commitments, the Purchaser shall give the ShoLodge Parties notice of any title exceptions (other than Permitted Encumbrances) which adversely affect any Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the ShoLodge Parties are unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitments, the ShoLodge Parties shall give the Purchaser notice thereof; it being understood and agreed that the failure of the ShoLodge Parties to give such notice within ten (10) Business Days after the Purchaser's notice of objection shall be deemed an election by the ShoLodge Parties to remedy such matters. If the ShoLodge Parties shall be unable or unwilling to remove any title defects to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event, the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Properties and this Agreement shall be of no further force and effect with respect to the affected Properties or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the ShoLodge Parties given on or prior to the fifth Business Day after the ShoLodge Parties' notice of their unwillingness or inability to cure such defect. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above and such exception shall be deemed a Permitted Encumbrance.

     2.5 SURVEY MATTERS. Prior to execution of this Agreement, the ShoLodge Parties have arranged for the preparation of an ALTA survey with respect to each of the Properties (the "SURVEYS") by a licensed surveyor in the jurisdiction in which each such Property is located, which (i) contains an accurate legal description of the applicable Property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain and (iv) includes a certification in the form set forth in SCHEDULE C, or such other form as may be acceptable to the Purchaser, addressed to the Purchaser, the Title Company and any other persons requested by the Purchaser or designated by the ShoLodge Parties.

     Within  ten  (10)  Business  Days  after  receipt  of the Surveys, the
Purchaser shall give the ShoLodge Parties notice of any matters shown thereon (other than Permitted Encumbrances) which adversely affect any such Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the ShoLodge Parties are unwilling or unable to take such actions as may be required to remedy the objectionable matters, the ShoLodge Parties shall give the Purchaser prompt notice thereof; it being understood and agreed that the failure of the ShoLodge Parties to give such notice within ten (10) Business Days after the Purchaser's notice of objection shall be deemed an election by the ShoLodge Parties to remedy such matters. If the ShoLodge Parties shall be unwilling or unable to remove any survey defect to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event, the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Properties and this Agreement shall terminate and be of no further force or effect with respect to the affected Properties or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the ShoLodge Parties given on or prior to the fifth Business Day after the ShoLodge Parties' notice of their inability to cure such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above and such matter shall be deemed a Permitted Encumbrance.


     SECTION 3.  PURCHASE AND SALE.

     3.1 CLOSING. The purchase and sale of the Properties shall be consummated at a closing (the "CLOSING") to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the ShoLodge Parties and the Purchaser may agree, at 10:00 a.m. local time, on a date (the "CLOSING DATE") which is the later to occur of (i) November 10, 1997 and (ii) the date as of which all conditions precedent to the Closing herein set forth have either been satisfied or waived by the party in whose favor such conditions run. In the event that the Closing shall not have occurred on or before January 30, 1998, either party shall have the right, provided such party is not in default under this Agreement, by the giving of written notice thereof to the other, to terminate this Agreement.

     3.2 PURCHASE PRICE. (a) At the Closing, the Purchaser shall pay to the ShoLodge Parties, for the Properties, a purchase price (the "PURCHASE PRICE") in the amount of One Hundred Forty Million Dollars ($140,000,000), less the amount of the Retained Funds, which amount shall be held and paid in accordance with the applicable provisions of the Lease, except that there shall be added to or deducted from the Purchase Price such amounts as may be required pursuant to SECTION 9.

     (b) The Purchase Price shall be payable at the Closing by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by the ShoLodge Parties prior to the Closing.


     SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

     The obligation of the Purchaser to acquire the Properties on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

     4.1  CLOSING DOCUMENTS.   The ShoLodge Parties shall have delivered to
the Purchaser:

     (a) With respect to all of the Fee Properties, a good and sufficient warranty deed with covenants against grantor's acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by the Sellers, conveying good and marketable title to the applicable Fee Properties, free from all liens and encumbrances other than the Permitted Encumbrances;

     (b) With respect to all of the Ground Lease Property, an assignment and assumption agreement, in form and substance reasonably satisfactory to the Sellers and the Purchaser, duly executed and acknowledged by the holder of the ground tenant's interest, with respect to all of such tenant's right, title and interest in, to and under the Ground Lease together with the written consent of the lessor under the Ground Lease if such consent is required pursuant to the terms of such Ground Lease;

     (c) An estoppel certificate, in form and substance reasonably satisfactory to the Purchaser, from the lessor under the Ground Lease, confirming, to such party's knowledge, that the Ground Lease, is in full force and effect, the amount of the rents and other sums payable thereunder, that, to the knowledge of the certifying party, no default or event which with the giving of notice and/or lapse of time could constitute a default has occurred and is continuing thereunder, and regarding such other matters as the Purchaser may reasonably require;

     (d) A bill of sale and assignment agreement, in form and substance reasonably satisfactory to the Sellers and the Purchaser, duly executed and acknowledged by the Sellers, with respect to all of the Sellers' right, title and interest in, to and under the FF&E, the Contracts, the Documents, the Intangible Property and the Tenant Leases with respect to the Properties;

     (e) A duly executed copy of the Lease, all of the Incidental Documents (as such term is defined in the Lease) and all other documents and sums required to be delivered by the ShoLodge Parties and/or the Tenant pursuant to the Agreement to Lease;

     (f) Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to the ShoLodge Parties and the Tenant; and

     (g) Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Purchaser or the Title Company may reasonably require to effectuate the transactions contemplated by this Agreement.

     4.2 CONDITION OF PROPERTIES. (a) All the Improvements located on the Real Property shall, except as otherwise provided in SECTION 2.3, be in substantially the same physical condition as on the date of this Agreement, ordinary wear and tear excepted;

     (b) No material default or event which with the giving of notice and/or lapse of time could constitute a material default shall have occurred and be continuing under any material agreement benefiting or affecting the Properties in any respect;

     (c) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the Properties which would render any Property a Defective Property; and

     (d) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Properties shall be in full force and effect.

     4.3 TITLE POLICIES. The Title Company shall be prepared, subject only to payment of the applicable premium and endorsement fees and delivery of all conveyance documents in recordable form, to issue title insurance policies to the Purchaser, in form and substance reasonably satisfactory to the Purchaser in accordance with SECTION 2.4, together with such affirmative coverages as the Purchaser may reasonably require and shall have been determined by the Title Company as available prior to the expiration of the Review Period.

     4.4 OPINIONS OF COUNSEL. (a) The Purchaser shall have received a written opinion from counsel to the ShoLodge Parties, which counsel shall be reasonably acceptable to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, regarding the organization and authority of the ShoLodge Parties and the Tenant, the enforceability of this Agreement, the Lease and the Incidental Documents (as defined in the Lease) and such other matters with respect to the transactions contemplated by this Agreement as the Purchaser may reasonably require.

     (b) The Purchaser shall have received a zoning diligence memorandum from local counsel to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, regarding the compliance of the Properties with respect to zoning, licensing and such other matters as the Purchaser may reasonably require.

     4.5 MARKET STUDIES. As of the Closing Date, the Purchaser shall have received and approved original market study reports, dated within sixty
(60) days prior to the Closing Date, addressed to the Purchaser, prepared by a qualified real estate appraiser reasonably satisfactory to the Purchaser, such market studies to be otherwise in form and substance reasonably acceptable to the Purchaser.

     4.6 FF&E RESERVE FUNDING. The FF&E Funded Amount (as defined in the Lease) shall have been deposited in accordance with the Lease.

     4.7 CERTAIN DOCUMENTS AND EXHIBITS. (a) The Purchaser and the owners of the Adjacent Land shall have entered into an easement and restriction agreement with respect to all Adjacent Land providing, INTER ALIA, (i) that, other than in the case of the San Antonio, Texas Adjacent Land, no building more than thirty feet in height shall be constructed on the Adjacent Land, (ii) for driveway and other easements over the Adjacent Land for the benefit of the Real Property adjacent thereto, (iii) that, other than in the case of the San Antonio, Texas Adjacent Land, such Adjacent Land may be used only for restaurant purposes or other uses approved by the Purchaser (which approval shall not be unreasonably withheld, delayed or conditioned), and (iv) covering such other matters as the Purchaser may reasonably require, such easement and restriction agreement to be otherwise in form and substance reasonably satisfactory to the Purchaser and the ShoLodge Parties.

     (b) The Purchaser and the applicable ShoLodge Parties shall have entered into a reconveyance agreement providing, INTER ALIA, (i) for the reconveyance of a portion of the Real Property located in Tempe, Arizona and Albuquerque, New Mexico as shown on and in accordance with SCHEDULE D, attached hereto and made a part hereof, upon final subdivision thereof,
(ii) for an easement and restriction agreement, substantially similar to that described in paragraph (a) above, to be entered into with respect to such subdivided parcels and (iii) for such other matters as Purchaser may reasonably require, such reconveyance agreement to be otherwise in form and substance reasonably satisfactory to the Purchaser and the ShoLodge Parties.

     (c) The Purchaser and the Tenant shall have approved the form of Exhibit D to the Lease, such approval not to be unreasonably withheld, delayed or conditioned.


     SECTION 5.  CONDITIONS TO SHOLODGE PARTIES' OBLIGATION TO CLOSE.

     The obligation of the ShoLodge Parties to convey the Properties on the Closing Date to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

     5.1  PURCHASE  PRICE.   The  Purchaser  shall  deliver to the ShoLodge
Parties the Purchase Price payable hereunder, adjusted as herein provided, less the amount of the Retained Funds.

     5.2  CLOSING  DOCUMENTS.   The Purchaser shall have delivered  to  the
Sellers:

     (a) Duly executed and acknowledged counterparts of the documents described in SECTION 4.1, where applicable; and

     (b) Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to the Purchaser.

     5.3 OPINION OF COUNSEL. The ShoLodge Parties shall have received a written opinion from Sullivan & Worcester LLP, counsel to the Purchaser, in form and substance reasonably satisfactory to the ShoLodge Parties, regarding the organization and authority of the Purchaser and such other matters with respect to the transactions contemplated by this Agreement as the ShoLodge Parties may reasonably require.

     5.4 CERTAIN DOCUMENTS AND EXHIBITS. The Purchaser and the ShoLodge Parties shall have entered into the agreements and approved the exhibit described in SECTION 4.7.

     SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SHOLODGE PARTIES.

     To induce the Purchaser to enter into this Agreement, the ShoLodge Parties represent and warrant to the Purchaser as follows:

     6.1 STATUS AND AUTHORITY OF THE SHOLODGE PARTIES. Each of the ShoLodge Parties is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the ShoLodge Parties has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

     6.2 ACTION OF THE SHOLODGE PARTIES. Each of the ShoLodge Parties has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by any of the ShoLodge Parties on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of such ShoLodge Party, enforceable against such ShoLodge Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     6.3 NO VIOLATIONS OF AGREEMENTS. Neither the execution, delivery or performance of this Agreement by any of the ShoLodge Parties, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which any of the ShoLodge Parties is bound.

     6.4 LITIGATION. None of the ShoLodge Parties has received written notice of and, to each of the ShoLodge Party's knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of any of the Properties, (c) will result in or subject the Properties to a material liability, or (d) involves condemnation or eminent domain proceedings against any material part of the Properties.

     6.4 EXISTING LEASES, AGREEMENTS, ETC. Other than the Ground Lease and any other agreements provided to the Purchaser not less than ten (10) days prior to the expiration of the Review Period, there are no other material agreements affecting the Properties which will be binding on the Purchaser subsequent to the Closing Date which the Purchaser cannot terminate on thirty (30) days notice without payment of premium or penalty.

     6.6 DISCLOSURE. To each of the ShoLodge Party's knowledge, there is no fact or condition which materially and adversely affects the business or condition of the Properties which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to the Purchaser in connection with the transactions contemplated hereby.

     6.7 UTILITIES, ETC. To each of the ShoLodge Party's knowledge, all utilities and services necessary for the use and operation of the Properties (including, without limitation, road access, gas, water, electricity and telephone) are available thereto and are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of the Properties. To each of the ShoLodge Party's knowledge, no fact, condition or proceeding exists which would result in the termination or material impairment of the furnishing of such utilities to the Properties.

     6.8 COMPLIANCE WITH LAW. To each of the ShoLodge Party's knowledge, except as disclosed to the Purchaser in writing not less than ten (10) days' prior to the expiration of the Review Period, including in any engineering report, (i) the Properties and the current use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii) there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. Except as disclosed to the Purchaser in writing not less than ten (10) days' prior to the expiration of the Review Period, none of the ShoLodge Parties has received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway in a material and adverse way.

     6.9 TAXES. To each of the ShoLodge Party's knowledge, other than the amounts disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to any of the Properties, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent.

     6.10 NOT A FOREIGN PERSON. None of the ShoLodge Parties is a "foreign person" within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

     6.11 HAZARDOUS SUBSTANCES. Except as disclosed to the Purchaser or as described in any environmental report delivered to the Purchaser prior to the expiration of the Review Period, to each of the ShoLodge Party's knowledge, none of the ShoLodge Parties nor any tenant or other occupant or user of any of the Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to each of the ShoLodge Party's knowledge, except as disclosed to the Purchaser or as described in any environmental report delivered to the Purchaser prior to the expiration of the Review Period, the Properties are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

     6.12 INSURANCE. None of the ShoLodge Parties has received written notice from any insurance carrier of defects or inadequacies in the Properties which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

     6.13 GROUND LEASE. The copy of the Ground Lease heretofore delivered by the ShoLodge Parties to the Purchaser is a true, correct and complete copy thereof; the Ground Lease has not been amended except as evidenced by amendments similarly delivered and constitutes the entire agreement between the parties thereto. To each of the ShoLodge Party's knowledge, the Ground Lease is in full force and effect and no default or event which with the giving of notice and/or lapse of time could constitute a default thereunder has occurred with respect to any party thereto.

     6.14 OWNERSHIP OF SELLERS. ShoLodge is the sole owner, directly or indirectly, of all of the issued and outstanding beneficial interests in the Sellers and the transactions contemplated by this Agreement are of direct material benefit to ShoLodge.

     6.15 ADJACENT LAND. No ShoLodge Party or any of its affiliates owns any property adjacent to the Properties which is not being conveyed to the Purchaser pursuant to this Agreement other than the Adjacent Land.

     The representations and warranties made in this Agreement by the ShoLodge Parties shall be continuing and shall be deemed remade by the ShoLodge Parties as of the Closing Date with the same force and effect as if made on, and as of, such date; PROVIDED, HOWEVER, that, the ShoLodge Parties shall have the right, from time to time prior to the Closing Date, to modify the representations and warranties as a result of changes in condition of the Properties by notice to the Purchaser and, in such event, the Purchaser shall have the rights provided in SECTION 2.3. The ShoLodge Parties' liability with respect to all representations and warranties made in this Agreement by the ShoLodge Parties with respect to the Properties shall survive the Closing for a period of one (1) year, after which the ShoLodge Parties shall have no liability with respect thereto other than as to any matters for which claims have been asserted prior to the expiration of such one (1) year period.

     Except as otherwise expressly provided in this Agreement or any documents to be delivered to the Purchaser at the Closing, the ShoLodge Parties disclaim the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the Properties, whether made by the ShoLodge Parties, on the ShoLodge Parties' behalf or otherwise, including, without limitation, the physical condition of the Properties, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. The Purchaser acknowledges (i) that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property and
(ii) that the Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at the Closing made by the ShoLodge Parties. The Purchaser further acknowledges that it has not received from or on behalf of the ShoLodge Parties any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of this Agreement, the Purchaser shall purchase the Properties in their "as is" condition on the Closing Date.


     SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     To induce the ShoLodge Parties to enter in this Agreement, the Purchaser represents and warrants to the ShoLodge Parties as follows:

     7.1 STATUS AND AUTHORITY OF THE PURCHASER. The Purchaser is a Maryland real estate investment trust duly organized, validly existing and in trust good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to do so could not reasonably be expected to have a material adverse effect.

     7.2 ACTION OF THE PURCHASER. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     7.3 NO VIOLATIONS OF AGREEMENTS. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

     7.4 LITIGATION. No investigation, action or proceeding is pending and, to the Purchaser's knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. The Purchaser's liability with respect to all representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of one (1) year, after which the Purchaser shall have no liability with respect thereto other than as to any matters for which claims have been asserted prior to the expiration of such one (1) year period.


     SECTION 8.  COVENANTS OF THE SHOLODGE PARTIES.

     The ShoLodge Parties hereby covenant with the Purchaser between the date of this Agreement and the Closing Date as follows:

     8.1 COMPLIANCE WITH LAWS, ETC. To comply or to cause compliance with in all material respects with (i) all applicable laws, regulations and other requirements from time to time of every governmental body having jurisdiction of the Properties or the use or occupancy of the Improvements located on the Real Property and (ii) all terms, covenants and conditions of the Ground Lease and all instruments of record and other agreements affecting Properties.

     8.2 APPROVAL OF AGREEMENTS. Except as otherwise authorized by this Agreement or in the ordinary course of business, not to enter into, modify, amend or terminate the Ground Lease or any other agreement with respect to the Properties which would encumber or be binding upon such Properties from and after the Closing Date without in each instance obtaining the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

     8.3 ESTOPPEL CERTIFICATES. To request, and use reasonable efforts to obtain, from the landlord under the Ground Lease, certifications, in form and substance reasonably satisfactory to the Purchaser, regarding the status of the Ground Lease.

     8.4 NOTICE OF MATERIAL CHANGES OR UNTRUE REPRESENTATIONS. Upon learning of any material change in any condition with respect to any of the Properties or of any event or circumstance which makes any representation or warranty of the ShoLodge Parties to the Purchaser under this Agreement untrue or misleading in any material respect, promptly to notify the Purchaser thereof (the Purchaser agreeing, on learning of any such fact or condition, promptly to notify the ShoLodge Parties thereof).

     8.5 OPERATION OF PROPERTIES. To continue to operate each of the Properties as a Sumner Suite hotel, in a good and businesslike fashion consistent with their past practices and to cause each of the Properties to be maintained in good working order and condition in a manner consistent with their past practice.

     8.6 FINANCIAL INFORMATION. To provide to the Purchaser, promptly upon request at the ShoLodge Parties' sole cost and expense, such audited and unaudited financial and other information and certifications of the ShoLodge Parties with respect to the ShoLodge Parties and the Properties as the Purchaser may from time to time reasonably request in order to comply with any applicable securities laws and/or any rules, regulations or requirements of the Securities and Exchange Commission and, if required or requested, to permit the Purchaser to incorporate by reference any information included in filings made by ShoLodge with the Securities and Exchange Commission.


     SECTION 9.  APPORTIONMENTS.

     9.1 REAL PROPERTY APPORTIONMENTS. Representatives of the Purchaser and the ShoLodge Parties shall perform any and all of the adjustments and apportionments which are appropriate and usual for a transaction of this nature and taking into account the simultaneous execution of the Lease. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of the ShoLodge Parties and the Purchaser at or prior to the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date and in any event within ninety (90) days after such Closing Date, based upon an agreed accounting performed by representatives of the ShoLodge Parties and the Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this
SECTION 9.1 within such ninety-day period, upon application by either party, Deloitte & Touche LLP or other certified public accountants reasonably acceptable to the Purchaser and the ShoLodge Parties shall determine any such adjustments which have not theretofore been agreed to between the ShoLodge Parties and the Purchaser. The charges of such accountant shall be borne by the ShoLodge Parties.

     9.2 CLOSING COSTS. The ShoLodge Parties shall pay all costs and expenses associated with the transactions contemplated hereby, including, without limitation, recording costs, title insurance premiums, the costs and expenses of preparing engineering and environmental reports, market studies and appraisals and the reasonable costs and expenses of legal counsel retained by the Purchaser.

     The obligations of the parties under this SECTION 9 shall survive the Closing.

     SECTION 10.  DEFAULT.

     10.1 DEFAULT BY THE SHOLODGE PARTIES. If the ShoLodge Parties shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the ShoLodge Parties shall fail to perform any of the material covenants and agreements contained herein to be performed by the ShoLodge Parties and such failure continues for a period of ten (10) days after notice thereof from the Purchaser or if the Tenant shall default in its obligations under the Agreement to Lease and such default shall continue beyond the expiration of any applicable cure period, the Purchaser may terminate this Agreement and/or the Purchaser may pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief.

     10.2  DEFAULT BY THE PURCHASER.   If  the Purchaser shall have made any
representation or warranty herein which shall be untrue or misleading in any material respect, or if the Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from the ShoLodge Parties or if HPT shall default in its obligations under the Agreement to Lease and such default shall continue beyond the expiration of any applicable cure period, the ShoLodge Parties may, as its sole and exclusive remedy at law and in equity, terminate this Agreement. In the event that the ShoLodge Parties shall so terminate this Agreement, the Purchaser shall thereupon pay to the ShoLodge Parties, as liquidated damages and not as a penalty, the sum of One Million Dollars ($1,000,000), whereupon, the Purchaser shall have no further monetary or, except as expressly provided herein, nonmonetary obligations hereunder.


     SECTION 11.  MISCELLANEOUS.

    11.1 AGREEMENT TO INDEMNIFY. (a)Subject to any express provisions of this Agreement to the contrary, (i) the ShoLodge Parties shall indemnify and hold harmless the Purchaser from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts or omissions of the ShoLodge Parties that occurred in connection with the ownership or operation of any Property prior to the Closing or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with any Property or any portion thereof at any time or times prior to the Closing, and (ii) the Purchaser shall indemnify and hold harmless the ShoLodge Parties from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts or omissions of Purchaser that occur in connection with the ownership or operation of any Property on or after the Closing, or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about any Property or any portion thereof at any time or times after the Closing.

     (b) Whenever it is provided in this Agreement that an obligation of the ShoLodge Parties will be assumed by the Purchaser on or after the Closing, the Purchaser shall be deemed to have also agreed to indemnify and hold harmless the ShoLodge Parties and their respective successors and assigns from and against all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of the Purchaser to perform the obligation so assumed on or after the Closing.

     (c) Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

     (d) The provisions of this SECTION 11.1 shall survive the Closing and the termination of this Agreement.

    11.2 BROKERAGE COMMISSIONS. Each of the parties hereto represents to the other parties that, except Montgomery Securities, it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby. The ShoLodge Parties shall be solely responsible for and shall indemnify and hold harmless the Purchaser and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by Montgomery Securities or any other broker, finder or like agent other than such loss, liability or expense arising from the Purchaser's breach of its representation made in this SECTION
11.2. The provisions of this SECTION 11.2 shall survive the Closing and any termination of this Agreement.

    11.3 PUBLICITY. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except as required by law or unless such action is taken based on advice of counsel given in good faith. No party, or its employees shall trade in the securities of any parent or affiliate of the Sellers or of the Purchaser until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof, except as required by law or unless such action is taken based on advice of counsel given in good faith.

    11.4 NOTICES. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this

Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

     (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

     (c)  All such notices shall be addressed,

     if to the ShoLodge Parties to:

          ShoLodge, Inc.
          130 Maple Drive North
          Hendersonville, Tennessee  37075
          Attn:  Mr. Leon L. Moore
          [Telecopier No. (615) 264-1758]

      with a copy to:

          Boult Cummings Conners & Berry, PLC
          414 Union Street, Suite 1600
          Nashville, Tennessee  37219
          Attn:  Patrick L. Alexander, Esq.
          [Telecopier No. (615) 252-6362]

     If to the Purchaser, to:

          Hospitality Properties Trust
          400 Centre Street
          Newton, Massachusetts  02158
          Attn:  Mr. John G. Murray
          [Telecopier No. (617) 969-5730]
     with a copy to:

          Sullivan & Worcester LLP
          One Post Office Square
          Boston, Massachusetts  02109
          Attn:  Jennifer B. Clark, Esq.
          [Telecopier No. (617) 338-2880]

     (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

    11.5 WAIVERS, ETC. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

    11.6 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that (x) Purchaser may assign this Agreement to any entity wholly owned, directly or indirectly, by the Purchaser (PROVIDED, HOWEVER, that, in the event this Agreement shall be assigned to any entity wholly owned, directly or indirectly, by the Purchaser, Hospitality Properties Trust shall remain liable for the obligation of the "Purchaser" hereunder) and (y) after the Closing, the Sellers may assign its surviving rights, if any, under this Agreement to the Tenant. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

    11.7 SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or
unenforceable   in  any  other  jurisdiction  or  in  any  other  case   or
circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

    11.8 COUNTERPARTS, ETC. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

    11.9 GOVERNING LAW. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing.

     To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

    11.10 PERFORMANCE ON BUSINESS DAYS. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

    11.11 ATTORNEYS' FEES. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

    11.12 SECTION  AND  OTHER  HEADINGS.   The  headings  contained in this
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    11.13 NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING THE PURCHASER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PURCHASER. ALL PERSONS DEALING WITH THE PURCHASER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                            SHOLODGE PARTIES:

                            SHOLODGE, INC.

                            By:LEON MOORE
                                Its President


                            SUNSHINE INNS, INC.

                            By:LEON MOORE
                                Its President


                            SOUTHEAST TEXAS INNS, INC.

                            By:LEON MOORE
                                Its President

                            MIDWEST INNS, INC.

                            By:LEON MOORE
                                Its President

                            FAR WEST INNS, INC.

                            By:LEON MOORE
                                Its President

                            SHONEY'S INN, INC.

                            By:LEON MOORE
                                Its President

                            MOBAT, INC.

                            By:RICHARD JOHNSON
                                Its (Vice) President

                            THE HOTEL GROUP, INC.

                            By:LEON MOORE
                                Its President


                            PURCHASER:

                            HOSPITALITY PROPERTIES TRUST

                            By:JOHN G. MURRAY
                                Its:PRESIDENT

                             SCHEDULE A

                           THE PROPERTIES


LOCATIONALLOCABLE PURCHASE PRICE

Tampa, FL                           $  4,311,803
San Antonio, Riverwalk, TX                14,131,789
Fort Wayne, IN                             9,692,801
Albuquerque, NM                           11,518,052
El Paso, TX                            9,148,840
Hendersonville, TN                         7,511,675
Cumberland, GA                             9,598,544
Gwinett, GA                           11,330,331
Columbus, OH                              13,415,320
Atlanta Airport, GA                       10,316,742
Dallas, Galleria, TX                      11,189,621
Austin, TX                             9,231,065
Tempe, AZ                             10,067,959
Tucson, AZ                             8,535,458
                                        $140,000,000

                      SCHEDULE B-1 THROUGH B-14

                  LEGAL DESCRIPTIONS OF PROPERTIES

                       [See attached copies.]

                             SCHEDULE C

                   FORM OF SURVEYOR'S CERTIFICATE



                       SURVEYOR'S CERTIFICATE



TO:   Hospitality Properties Trust
      and its assignees or nominees
      400 Centre Street
      Newton, MA  02158


RE: Survey Entitled "_______________________________________"
      DATED _________ ___, 1997, PREPARED BY


      The undersigned hereby certifies that the above-referenced survey was prepared from an actual on-the-ground instrument survey of the subject premises; that the same accurately shows the location of the boundaries of the subject premises and the location of all streets, highways, alleys and public ways crossing or abutting said premises; that the dimensions of the improvements and the locations thereof with respect to the boundaries are accurately shown as the same were situated on ___________ ___, 1996; that there are no encroachments by improvements appurtenant to adjoining premises upon the subject premises, nor from the subject premises, unless shown thereon; that all buildings and structures, if any, lie wholly within all applicable building restriction lines, if any, and do not violate any restriction or other recorded agreements set forth in the title insurance commitment for the subject premises dated __________ __, 1997, issued to you by _________ Title Insurance Company, Commitment No. _______ (the "TITLE POLICY"); that all easements and rights of way which are appurtenant to or burden the subject premises and (i) are referred to in the Title Commitment or (ii) are apparent from a visual inspection are delineated thereon, and are located other than through the existing building shown hereon; that all parking spaces, if any, are delineated thereon; and that, except as otherwise shown thereon, the subject premises are not located (x) within any flood hazard or flood way area or district as designed by Federal, state or municipal authority or (y) within any area subject to regulation by Federal, state or municipal authority as inland or coastal wetlands, beach, estuary or the like.

      Access to and egress from the subject premises and the improvements and structures thereon to ________ Street, a public way, are provided by the means indicated thereon. Municipal water, storm sewer facilities and telephone, gas and electric services of public utilities are available in the locations indicated thereon.

      The undersigned hereby certifies that the square footage of each parcel delineated on the above-referenced survey is as set forth thereon, that all such parcels are contiguous without any strips, gaps or gores existing between any of said parcels, and that said parcels, when combined, form and create one complete and uninterrupted parcel without any strips, gaps or gores.

      This survey is made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1986.


Dated: _________ ___, 1997              ___________________________
                                        Registered Land Surveyor
                                        __________#_______________

[Surveyor's Seal]

                             SCHEDULE D

                      Materials Regarding Tempe
                        AND ALBUQUERQUE LOTS

                       [See attached copies.]